July 6, 2001
Qinnet Holdings-2000FS.doc


     Financial Statements and Report of
  Independent Certified Public Accountants

             QINNET HOLDINGS CORP.
       (a development stage enterprise)

           December 31, 2000 and 1999

                                  C O N T E N T S

                                                                        Page
                                                                        ----
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                         3

FINANCIAL STATEMENTS

      CONSOLIDATED BALANCE SHEETS                                          4

      CONSOLIDATED STATEMENTS OF OPERATIONS                                5

      CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY                       6

      CONSOLIDATED STATEMENTS OF CASH FLOWS                                8

      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                           9

                REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Qinnet Holdings Corp.

We have audited the accompanying consolidated balance sheets of Qinnet Holdings Corp. (the "Company") (a development stage company) as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2000 and for the period from April 26, 1999 (inception) to December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Qinnet Holdings Corp. as of December 31, 2000 and 1999, and the consolidated results of its operations and its consolidated cash flows for the year ended December 31, 2000 and for the period from April 26, 1999 (inception) to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.




/s/ Grant Thornton LLP
Irvine, California
June 14, 2001

                               Qinnet Holdings Corp.
                           (a development stage company)
                            CONSOLIDATED BALANCE SHEETS
                                    December 31,


                                                     2000            1999
                                                 -------------   ------------
                       ASSETS
Current assets
  Cash and cash equivalents                      $   2,172,602   $     52,858
  Short term investments                             1,999,653              -
  Note receivable from an individual                   100,000              -
  Prepaid expenses and other current assets             87,693              -
                                                 -------------   ------------
                                                     4,359,948         52,858

Property and equipment, net                            150,146              -
Note receivable from shareholder                        50,313              -
Amount due from (to) Qinnet.com                        345,072        (50,000)
Deposits on investments                              1,130,939         91,010
                                                 -------------   ------------
                                                 $   6,036,418   $     93,868
                                                 =============   ============

      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable and other accrued liabilities $     127,206   $          -
  Note payable to bank                                 966,240              -
                                                 -------------   ------------
                                                     1,093,446              -
  Note payable to bank                                 966,240

Commitments and contingencies                                -              -

Stockholders' equity

  Preferred stock, $0.0001 par value :
   20,000,000 shares authorized; no shares
   issued or outstanding                                     -              -
  Common stock, $0.0001 par value :
    100,000,000 shares authorized; 13,088,100 and
    12,018,000 shares issued and outstanding             1,309          1,202
  Additional paid in capital                         7,458,371        118,978
  Accumulated deficit                               (3,483,716)       (26,038)
  Accumulated other comprehensive income (loss)            768           (274)
                                                 -------------   ------------
     Total stockholders' equity                      3,976,732         93,868
                                                 -------------   ------------
                                                 $   6,036,418   $     93,868
                                                 =============   ============


            The accompanying notes are an integral part of these statements.
                                          4

                               Qinnet Holdings Corp.
                           (a development stage company)
                       CONSOLIDATED STATEMENTS OF OPERATIONS


                                     Cumulative
                                        From                       Period
                                      inception                     from
                                      (April 26,                  inception
                                        1999)                     (April 26,
                                        through     Year Ended     1999) to
                                      December 31,  December 31,  December 31,
                                         2000          2000          1999

                                    -------------- -------------- ------------
Sales                               $       11,222 $       11,222 $          -
Cost of sales                               11,186         11,186            -
                                    -------------- -------------- ------------

Gross profit                                    36             36            -

Operating expenses
  General and administrative
    expenses                             3,370,537      3,344,499       26,038
Marketing expenses                         301,699        301,699            -
                                    -------------- -------------- ------------
Loss from operations                    (3,672,200)    (3,646,162)     (26,038)
Interest income                            188,484        188,484            -
                                    -------------- -------------- ------------
Net loss                             $  (3,483,716) $  (3,457,678) $   (26,038)
                                    ============== ============== ============

Basic and diluted net loss per share                $       (0.27) $     (0.02)
                                                   ============== ============

Weighted average shares outstanding                    12,979,630    1,490,232
                                                   ============== ============


            The accompanying notes are an integral part of these statements.
                                          5

                               Qinnet Holdings Corp.
                           (a development stage company)
                   CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
               For the period from April 26, 1999 to December 31, 2000


                                                                  Deficit
                                                     Addi-      Accumulated
                                 Common    Stock     tional     During the
                               -------------------   Paid In    Development
                                  Shares    Amount   Capital       Stage
                               -----------  ------  ----------  -----------

Balance at inception,
  April 26, 1999                         -      -   $        -  $         -

Issuance of common stock
  for cash                      12,018,000   1,202     118,978            -
  in December 1999

Net loss                                 -       -           -      (26,038)

Foreign currency translation
  Adjustment                             -       -           -            -

Comprehensive loss
                               -----------  ------  ----------  -----------
Balance , December 31, 1999    12,018,000    1,202     118,978      (26,038)

Issuance of common stock for
  cash                          1,070,100      107   5,350,393            -

Issuance of stock options
  to nonemployees                       -        -   1,989,000

Net loss                                -        -           -   (3,457,678)

Foreign currency translation
  Adjustment                            -        -           -            -

Comprehensive loss
                               -----------  ------  ----------  -----------
Balance, December 31, 2000     13,088,100   $1,309  $7,458,371  $(3,483,716)
                               ===========  ======  ==========  ============

[Continued]

                                  Foreign
                                  Currency
                                  Translation                Comprehensive
                                  Adjustment       Total        Loss
                                  ------------ ------------ --------------
Balance at inception,
  April 26, 1999                            -            -  $           -

Issuance of common stock
  for cash                                  -      120,180
  in December 1999

Net loss                                    -      (26,038)       (26,038)

Foreign currency translation
  Adjustment                             (274)        (274)          (274)
                                                            --------------

Comprehensive loss                                                (26,312)
                                  ------------ ------------ ==============
Balance , December 31, 1999              (274)      93,868

Issuance of common stock for
  cash                                      -    5,350,500

Issuance of stock options
  to nonemployees                           -    1,989,000

Net loss                                    -   (3,457,678)    (3,457,678)

Foreign currency translation
  Adjustment                            1,042        1,042          1,042
                                                            --------------
Comprehensive loss                -----------  -----------     (3,456,636)
                                                            ==============
Balance, December 31, 2000        $       768  $ 3,976,732
                                  ===========  ===========

                               Qinnet Holdings Corp.
                          (a development stage company)
                       CONSOLIDATED STATEMENTS OF CASH FLOWS


                            Cumulative from                    Period from
                          inception (April 26,                  inception
                            1999) through      Year ended   (April 26, 1999)to
                             December 31,      December 31,    December 31,
                                 2000             2000             1999
                          ------------------  -------------  ------------------
Cash flows from operating
  activities
 Net loss                  $   (3,483,716)   $  (3,457,678)  $     (26,038)
 Adjustments to reconcile
  net loss to net cash
  used in operating activities:
   Depreciation and
    amortization                   13,987           13,987               -
   Compensation expense
    from issuance of stock
    options                     1,989,000        1,989,000               -
   Changes in assets and
    liabilities:
     Increase in prepaid
      expenses and other assets   (87,693)         (87,693)              -
     Increase in accounts payable
      and accrued liabilities     127,206          127,206               -
                          ------------------  -------------  ------------------
   Net cash used in operating
    activities                 (1,441,216)      (1,415,178)        (26,038)
                          ------------------  -------------  ------------------
Cash flows from investing activities
 Purchases of property and
  equipment                      (164,133)        (164,133)              -
 Purchase of short term
  deposits                     (1,999,653)      (1,999,653)              -
 Advances under notes
  receivable                     (150,313)        (150,313)              -
                          ------------------  -------------  ------------------
   Net cash used in investing
    activities                 (2,314,099)      (2,314,099)              -
                          ------------------  -------------  ------------------


            The accompanying notes are an integral part of these statements.
                                          7

                                 Qinnet Holdings Corp.
                             (a development stage company)
                 CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED


                            Cumulative from                    Period from
                          inception (April 26,                  inception
                            1999) to           Year ended   (April 26, 1999)to
                             December 31,      December 31,    December 31,
                                 2000             2000             1999
                          ------------------  -------------  ------------------

Cash flows from financing activities
 Issuance of common stock  $    5,470,680    $   5,350,500   $     120,180
 Procceds from notes
  payable to bank               1,932,480        1,932,480               -
 Advances for deposits
  on investments               (1,476,011)      (1,435,001)        (41,010)
                          ------------------  -------------  ------------------
   Net cash flows provided
    by financing activities     5,927,149         5,847,979         79,170
                          ------------------  -------------  ------------------
Effect of exchange rate
  changes on cash                     768             1,042           (274)
                          ------------------  -------------  ------------------
   Increase in cash and
    cash equivalents            2,172,602         2,119,744         52,858
Cash and cash equivalents -
  beginning of year                     -            52,858              -
                          ------------------  -------------  ------------------
Cash and cash equivalents -
  end of year              $    2,172,602    $    2,172,602  $      52,858
                          ==================  =============  ==================
Supplemental disclosure of cash flow information:
 Cash paid for interest   $        74,399    $       74,399  $           -
Cash paid for income
  taxes                   $             -    $            -  $           -

                       Qinnet Holdings Corp.
                  (a development stage company)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    December 31, 2000 and 1999


NOTE A - DESCRIPTION OF BUSINESS

Qinnet Holdings Corp., was incorporated on April 26, 1999 in the state of Washington. Qinnet Holdings Corp. and its wholly-owned subsidiaries (the "Company") are principally involved in: (i) developing software for internet-related applications; (ii) providing internet access services; (iii) providing long distance telephone and data transmission services using internet protocol technology; and (iv) providing technical support and training services to customers within the People's Republic of China (the "PRC").

The Company is a development stage enterprise and its activities through December 31, 2000 have been principally devoted to organizational activities and establishing its two wholly-owned subsidiaries, Beijing Qinnet Electronic Technologies Co., Ltd., ("Beijing Qinnet"), established in the PRC on December 6, 1999 and Qincom Networks, Inc., ("Qincom"), a British Columbia, Canada company established on August 22, 2000. Beijing Qinnet also has two wholly-owned subsidiaries, Beijing IT Consulting Co., Ltd. and Hulunbeier Qinnet.

Beijing Qinnet participates in several joint venture agreements with Chinese internet companies and has options to purchase equity interests in two joint ventures. These two joint ventures are
Tianjin Xiadad Information Network Co. Ltd. ("Tianjin Qinnet") and Shenyang-Qinnet-Brainn Information Technologies Corporation Ltd. ("Shenyang Qinnet"). Shenyang Qinnet is in the business of providing internet web site design and content development and related customer and technical support services. Tianjin Qinnet is in the business of providing internet access services. Currently, the President and CEO of the Company is the registered owner of a
51% ownership interest in Shenyang 	Qinnet and a 70% ownership
interest in Tianjin Qinnet.  The funds used by the President and
CEO to acquire these equity interests in these joint ventures were provided by Beijing Qinnet, and are reflected as Amount due from directors and affiliates in the accompanying balance sheet (See
Note D). Exercise of the first option would transfer 51% ownership
of Shenyang 	Qinnet to Beijing Qinnet and would require the payment
of RMB50,000 or approximately $6,200. Further, Beijing Qinnet has the option to increase its ownership interest in this joint venture to 70% for an additional $200,000. Exercise of the other option would transfer 70% ownership of Tianjin Qinnet to Beijing Qinnet and would require the payment of RMB70,000 or approximately $8,700. The option agreements have a five-year term expiring on March 24, 2005. The option arrangements have been structured to enable
Beijing Qinnet to comply with the PRC foreign ownership laws and restrictions. The option is transferable by Beijing Qinnet to give flexibility in structuring its ownership arrangement. The Company anticipates that the foreign ownership laws of the PRC may change prior to the expiration of the option period or the option will be extended.

                       Qinnet Holdings Corp.
                  (a development stage company)
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                    December 31, 2000 and 1999

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

The Company does not have any obligation to invest further capital in its joint ventures or subsidiary companies. The business plan of the Company calls for increased expenses associated with the achievement of its business plan. Management anticipates that revenues from operations will initially be insufficient to cover these expenses. As a result, the Company is fully dependent upon management and significant stockholders to provide sufficient working capital to preserve the integrity of the corporate entity until commencement of operations. There is no assurance that the Company will be able to raise the necessary capital to fund its initial and continuing operations.

Principles of Consolidation
---------------------------

The consolidated financial statements include the accounts of Qinnet Holdings Corp., and its wholly-owned subsidiaries, Beijing Qinnet and Qincom. The investments in Shenyang Qinnet and Tianjin Qinnet by the President and CEO have been accounted for in the amount due from directors and affiliates in the accompanying consolidated balance sheets. All significant intercompany transactions and balances have been eliminated in consolidation.

Development Stage
-----------------

The Company has not commenced its planned principal operations, and there have been no significant revenues. Therefore the Company is considered a "Development Stage Enterprise."

Cash and Cash Equivalents
-------------------------

Cash and cash equivalents include all cash on hand, cash in banks, certificates of deposit and other highly-liquid investments with original maturities of three months or less.

Foreign Currency Translation
----------------------------

Beijing Qinnet and Qincom use their local currencies as the functional currency for their operations in the PRC and Canada, respectively. Accordingly, assets and liabilities outside the United States are translated into dollars at the rate of exchange in effect at the balance sheet date. Income and expense items are translated at the weighted average exchange rates prevailing during the year. The cumulative translation gain or loss is shown as an adjustment to stockholder's equity and included in the comprehensive loss. There were no significant foreign currency transaction gains or losses at December 31, 2000 or 1999.

                       Qinnet Holdings Corp.
                  (a development stage company)
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                    December 31, 2000 and 1999

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Property and equipment
----------------------

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets of five years.

Loss Per Share
--------------

Net loss per share is calculated in accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that options are included in the calculation of diluted earnings per share, except when their effect would be anti-dilutive. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Fair value of financial instruments
-----------------------------------

The carrying amount of cash, notes receivable and accounts payable approximates fair value because of the short maturity of these financial instruments.

Use of estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.


NOTE C - NOTES PAYABLE TO BANK

Beijing Qinnet has two notes payable to a bank in the PRC. One of the notes for RMB8,000,000 (or approximately $966,240 at December 31, 2000) is due on April 16, 2002 and bears interest at 6.138%. The other note for RMB8,000,000 is due on December 14, 2001 and bears interest at 5.58%. The notes are secured by the Company's short term investments of $1,999,653 as of December 31, 2000.

                       Qinnet Holdings Corp.
                  (a development stage company)
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                    December 31, 2000 and 1999


NOTE D - AMOUNTS DUE FROM (TO) RELATED PARTIES

Deposits on investments
-----------------------

The amounts due from directors and affiliates consists of advances from the Company to a director of the Company and a director of Beijing Qinnet. The advances were used for initial investments in two PRC joint business ventures (Shenyang Qinnet and Tianjin Qinnet) discussed in Note A, as the current investment regulations do not permit foreign ownership of PRC entities operating in the telecom and related industries. The notes are unsecured, interest-free and do not have specific repayment terms. Upon exercise of the options, consummation of the direct investments and compliance with foreign ownership laws in the PRC, the advances will be accounted for by the Company as an equity investment. If the investments are not consummated, the advances will likely be uncollectible and expensed.

Note receivable from shareholder
--------------------------------

The note receivable from a shareholder consists of an advance from Beijing Qinnet to a shareholder of the Company, and is unsecured, interest-free and does not have specific repayment terms.


NOTE E - STOCK OPTION PLAN

In April 2000, the Company adopted the 2000 Stock Option Plan (the
Plan), under which it was authorized to issue non-qualified stock options and incentive stock options to key employees, directors and consultants to purchase up to an aggregate of 1,950,000 shares of the Company's common stock. Upon board approval, the number of shares available for grant could be increased quarterly to an amount equal to the lessor of i) 15% of the Company's outstanding shares of common stock or ii) a lessor number of shares determined by the Board. The options may have a term of up to five years and generally vest over three years or immediately. At December 31, 2000, the Plan was authorized to grant options to purchase up to 2,000,000 shares of the Company's common stock.

Statement of Financial Accounting Standards No. 123, Accounting for Stock Based Compensation, encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using the intrinsic value method prescribed in previously issued standards. Accordingly, compensation cost for stock options issued to employees is measured as the excess, if any, of the fair market value of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. Compensation is charged to expense over the shorter of the service or vesting period. Stock options issued to non-employees are recorded at the fair value of the services received or the fair value of the options issued, whichever is more reliably measurable, and charged to expense over the service period.

                       Qinnet Holdings Corp.
                  (a development stage company)
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                    December 31, 2000 and 1999

NOTE E - STOCK OPTION PLAN - Continued

Under the Plan, the Company issued 1,275,000 options to various consultants. Total compensation cost recognized in the accompanying consolidated statement of operations for options granted to non-employees was $1,989,000 for the year ended December 31, 2000, based on the fair value of $1.56 per share computed using the Black-Sholes option pricing model.

The following table summarizes information about the Company's stock option transactions:


                                                        Weighted average
                                            Shares       exercise price
                                        -------------- ------------------
Options outstanding December 31, 1999               -            -
Granted                                     2,000,000        $5.00
                                        --------------
Options outstanding December 31, 2000       2,000,000        $5.00
                                        ==============
Options available for grant                         -
                                        ==============


The exercise price of all options outstanding at December 31, 2000 was $5.00, and the options have a weighted average remaining contractual life of 4.4 years. The outstanding options vest either immediately or ratably over three years.

The weighted average fair value of options granted during the year was $1.37.

	The fair value of employee stock options at the date of grant was estimated using the Black-Scholes option pricing model with the following weighted average assumptions:


Expected life (years)                       4 years
Risk-free interest rate                       6.00%
Expected volatility                             27%
Expected dividend yield                           -

                       Qinnet Holdings Corp.
                  (a development stage company)
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                    December 31, 2000 and 1999


NOTE F - INCOME TAXES

Income taxes are provided pursuant to Statement of Financial Accounting Standards No. 109 Accounting for Income Taxes. The statement requires the use of an asset and liability approach for financial reporting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized. As a result, the tax benefit of the loss carryforward and the nondeductible amortization of stock options granted of $640,000, has been offset by a valuation allowance totaling $640,000.

As of December 31, 2000, the Company had approximately $1,495,000 of federal and state operating loss carryforwards available to reduce future federal and state tax liability through the year 2020 for federal purposes and 2010 for state purposes. Utilization of these tax losses will be limited in any one year as a result of the change in the Company's ownership.


NOTE G - FOREIGN CASH BALANCES

The Company maintains substantially all of its foreign cash balances in financial institutions located in Canada and China.
The Company has not experienced significant losses in such accounts due to changes in foreign currency exchange rates during 2000 and 1999.


NOTE H - COMMITMENTS

The Company lease certain office buildings. At December 31, 2000, future minimum payments under operating leases are as follows:


2001                                        $       67,000
2002                                                74,000
2003                                                80,000
2004                                                84,000
2005                                                85,000
                                            --------------
                                                  $390,000
                                            ==============

                       Qinnet Holdings Corp.
                  (a development stage company)
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                    December 31, 2000 and 1999


NOTE I - SUBSEQUENT EVENT

On March 14, 2001, Qinnet.com, Inc. extended an offer to the Company's accredited United States shareholders and non-Canadian foreign shareholders to exchange each one share of the Company's common stock for one common share of Qinnet.com. Both the Company and Qinnet.com, Inc. share common directors and officers. The President and Chief Executive Officer of Qinnet.com, Inc. was also the majority shareholder of Qinnet.com Inc. Qinnet.com, Inc. is a development stage company and its business plan is to become a leading provider of value-added technology products and services to government entities, private enterprises and individuals within China in the areas of electronic book publishing, thin-client server technology and internet related technologies and services.

As of April 23, 2001, 12,275,100 of the outstanding common shares of the Company, representing approximately 93.8% of the outstanding common shares of the Company, have been exchanged for the equivalent amount of common shares in Qinnet.com, Inc. As of June 8, 2001, the remaining 813,000 of the Company's outstanding common shares were exchanged for common shares of Qinnet.com, Inc. on an exchange basis of one share of the Company's common stock for 1.05 shares of Qinnet.com, Inc. common stock. Effective June 8, 2001, Qinnet.com Inc. is the owner of all 13,088,100 shares of the Company's common stock.

In connection with the acquisition of the Company by Qinnet.com, Inc., Qinnet.com, Inc. has offered to exchange all of the outstanding stock options of the Company for the equivalent amount of stock options to purchase common stock of Qinnet.com, Inc. The options to be offered will be granted by Qinnet.com, Inc. in consideration of the cancellation by each optionee of their options to purchase shares of the Company's common stock. The options granted will be on the same general terms and will have the same exercise price as the Company's stock options.
The accompanying notes are an integral part of these statements.